Exhibit 10.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made this 1st day of November, 2009 (the “Effective Date”) by and between City of Hope, a California nonprofit public benefit corporation located at 1500 East Duarte Road, Duarte, California 91010 (“COH”) and ZetaRx LLC, a Delaware limited liability company located at 9701 Wilshire Boulevard, Suite 1000 c/o Benmore Capital, Beverly Hills, CA 90212 (“Zeta”). COH and Zeta are each sometimes referred to herein individually as a “Party” and together as the “Parties.”

RECITALS

A. COH operates an academic research and medical center that encourages the use of its inventions, discoveries and intellectual property for the best interests of the public. COH owns, or controls with the right to sub-license in the Field, as defined below, all right, title, and interest in the “Patent Rights” as defined below.

B. Zeta is a company dedicated to the research, development, marketing and sale of products useful in the Field. To further these efforts, Zeta desires to obtain from COH an exclusive license under the Patent Rights on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS

1.1 “Affiliate” of a Party means any entity that controls, is controlled by, or is under common control with such Party. In this context, “control” shall mean (1) ownership by one entity, directly or indirectly, of at least 50 percent of the voting stock of another entity; (2) having the power to direct the management or policies of another entity, by contract or otherwise.

1.2 “Combination Product” means a Licensed Product which incorporates or is co-packaged under a single label with one or more biologically active components, the manufacture, use or sale of which does not, in whole or part, infringe a Valid Claim (“Other Actives”).

CONFIDENTIAL

1.3 “Confidential Information” means all proprietary and non-public business or technical information, whether or not patentable, disclosed by one Party to the other Party either in writing and marked “confidential” or disclosed orally and reduced to a writing marked “confidential” within 30 days after the initial oral disclosure. Notwithstanding the foregoing, “Confidential Information” shall not include any information that: (i) was in the public domain as of the Effective Date or comes into the public domain during the term of this Agreement through no act of the receiving Party; (ii) was independently known to the receiving Party as shown by the receiving Party’s written records prior to receipt from the disclosing Party, or made available to the receiving Party by a Third Party without any violation of the obligations of such Third Party or the receiving Party to the other Party; (iii) is independently conceived, invented, or acquired by the receiving Party by persons who were not exposed to Confidential Information.

1.4 “Field 1” means the use of a [***] for the treatment or prevention of disease in humans.

1.5 “Field 2” means the use of a [***] for the treatment or prevention of disease in humans where said [***] has been genetically engineered by any means other than through the [***].

1.6 “First Qualified Financing” means one or more transactions which result in aggregate net cash proceeds to Zeta of not less than $[***] (after payment of or accounting for all commissions, discounts, rebates, refunds or credits) in return for the issuance of membership units or other equity in Zeta.

1.7 “License Year” means the period from the Effective Date through December 31, 2009 and each calendar year thereafter.

1.8 “Licensed Product” means a member of Licensed Product Group 1 or License Product Group 2.

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1.9 “Licensed Product Group 1” means a compound (whether in the form of a kit, reagent, testing material, or otherwise), the manufacture, use, or offer for sale of which, but for the license granted herein, would in whole or part infringe a Valid Claim in Patent Group 1 (and which may or may not infringe a Valid Claim in Patent Group 2).

1.10 “Licensed Product Group 2” means a compound (whether in the form of a kit, reagent, testing material, or otherwise), the manufacture, use, or offer for sale of which, but for the license granted herein, would in whole or part infringe a Valid Claim in Patent Group 2 but which would not infringe a Valid Claim in Patent Group 1.

1.11 “Net Sales” means the gross amount invoiced by or on behalf of Zeta or a sub-licensee of Zeta on account of the sale, use, transfer or other disposition or application of a Licensed Product to or by a Third Party, less reasonable, customary and documented deductions for any of the following:

(i) rebates, allowances, charge-backs or discounts (including, without limitation, contractual discounts and allowances for Medicaid, Medicare, Medi-Cal, managed care and third party insurance providers and the like), to the extent actually granted;

(ii) allowances or credits actually granted to customers on account of recall, rejection or return of Licensed Products;

(iii) tariffs, duties, excise, sales and value-added taxes and similar governmental charges actually paid (except income taxes); and

(iv) to the extent actually paid by seller, reasonable charges for shipping and insuring the shipment of Licensed Product.

Sales and other transfers of Licensed Products between or among Zeta and its sublicensees shall be excluded from the computation of Net Sales, except in those instances in which the sublicensee is also the end-user of the Licensed Product sold. Further, transfers of reasonable quantities of Licensed Product by Zeta or a sublicensee of Zeta to a Third Party for use in the development of such Licensed

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Product (and not for resale) and transfers of industry standard quantities of Licensed Product for promotional purposes shall not be deemed a sale of such Licensed Product that gives rise to Net Sales for purposes of this Section 1.11.

With respect to each Combination Product, Net Sales of the Licensed Product component of such Combination Product shall be determined using the following formulae:

(a) If the Licensed Product and Other Actives contained in the Combination Product are [***], then Net Sales shall be determined by multiplying the Net Sales of the Combination Product by [***].

(b) If the Licensed Product contained in the Combination Product is [***], then Net Sales shall be determined by [***].

(c) If neither the Licensed Product nor the Other Actives contained in the Combination Product are [***], the Parties shall in good faith endeavor to agree upon the relative contribution of Licensed Product and Other Actives to such Combination Product in such market. By way of example, the parties may agree that relative contribution of Licensed Products and Other Actives can be determined by examining the prices of Licensed Products and Other Actives in [***], where [***] are identified are similar with respect to all, or essentially all, of the following features: [***]. If the Parties are unable to reach agreement, either Party may, on notice to the other Party, refer such matter to arbitration as provided in Section 11(b), below.

1.12 “Patent Expenses” shall mean all expenses (including, without limitation, legal fees) reasonably incurred by COH with respect to the prosecution or maintenance of the Patent Rights in either one of the Fields.

1.13 “Patent Group 1” means: (i) those issued U.S. patents and pending patent applications shown on Exhibit A attached hereto, (ii) any patent(s) issuing from divisionals, continuations, or continuations-in-part of any patent application from which either of the foregoing patent or patent applications claims priority, throughout the world, (iii) issued patents and pending patent applications that claim inventions

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conceived as a result of mutually agreed-upon research activities at COH sponsored by Zeta during [***], which inventions cover or claim the subject matter of any of the patents or pending applications shown on Exhibit A, and (iv) patents and patent applications that are foreign counterparts, renewals, reissues, reexaminations or extensions of the foregoing (i) or (ii).

1.14 “Patent Group 2” means: (i) those issued U.S. patents and pending patent applications shown on Exhibit B attached hereto, (ii) any patent(s) issuing from divisionals, continuations, or continuations-in-part of any patent application from which either of the foregoing patent or patent applications claims priority, throughout the world, (iii) issued patents and pending patent applications that claim inventions conceived as a result of mutually agreed-upon research activities at COH sponsored by Zeta during [***], which inventions cover or claim the subject matter of any of the patents or pending applications shown on Exhibit B, and (iv) patents and patent applications that are foreign counterparts, renewals, reissues, reexaminations or extensions of the foregoing (i) or (ii).

1.15 “Patent Rights” means any issued patent or pending patent application included in either Patent Group 1 or Patent Group 2.

1.16 “Second Qualified Financing” means one or more transactions which result in aggregate net cash proceeds to Zeta of not less than $[***] (after payment of or accounting for all commissions, discounts, rebates, refunds or credits) in return for the issuance of membership units or other equity in Zeta.

1.17 “Sublicense Revenues” means all consideration received by Zeta in return for the grant of rights to manufacture, use, offer for sell or sell a Licensed Product, other than consideration in the form of: [***].

1.18 “Third Parties” means a person or entity that is not COH or Zeta or an Affiliate or sublicense of COH or Zeta.

1.19 “Valid Claim” means [***] which: (i) has not expired, been revoked or cancelled, [***], (ii) has not been withdrawn, disclaimed, denied, admitted by the

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owner or its successor or assigns to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, and (iii) with respect to any particular pending patent application [***], has not been pending in any country for more than [***] years from the earlier of the initial filing date of such patent application in such country or the international filing date of such patent application.

2.	LICENSE

2.1	License Grants.

(a)	COH grants to Zeta and Zeta accepts from COH an exclusive, worldwide royalty-bearing license under Patent Group 1 to manufacture, use, import, offer for sale and sell Licensed Product Group 1 in Field 1 and Field 2.

(b)	COH grants to Zeta and Zeta accepts from COH an exclusive, worldwide royalty-bearing license under Patent Group 2 to manufacture, use, import, offer for sale and sell Licensed Product Group 2 in Field 2.

The Parties acknowledge that the research leading to the creation of the Patent Rights was funded in part by the U.S. Government. The license grants to Zeta pursuant to subsections (a) and (b), above, shall, as a result, be subject to the reserved rights of the U.S. Government. Such license grants shall also be as a reserved royalty-free right in favor of COH to practice the Patent Rights for non-commercial clinical, educational and research purposes including, without limitation, use in research and clinical collaborations between COH and other not-for-profit institutions.

2.2

Sub-licensing. Zeta shall have the right to sub-license its rights hereunder only with the prior written consent of COH, [***]. Sublicensees of Zeta shall have no right to grant further sublicenses of the rights granted by Zeta hereunder and all such sublicenses shall expressly terminate upon the termination, for any reason, of this Agreement. At least [***] prior to entering into any sublicense of its rights hereunder, Zeta shall provide to COH a draft of the proposed signature copy of such sublicense (including all referenced exhibits and schedules). If COH does

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not object by notice to Zeta within such [***] period, COH shall be deemed [***]. Within [***] after entering into each approved sublicense, Zeta shall provide to COH a true and correct copy of such sublicense in its final form.

2.3	Diligence. Zeta shall use reasonable efforts consistent with prudent business judgment in the development and commercialization of Licensed Products for the purposes authorized pursuant to Section 2.1, above, throughout the world. On or before March 1 of each License Year starting with March 1, 2010, Zeta shall deliver to COH a written report setting forth [***] development and commercialization of Licensed Products during the preceding License Year.

Without limiting the foregoing, Zeta (directly or through one or more sub-licensees) shall reach each of the following “milestones” by the date specified. In the event that Zeta timely fails to reach any such milestone, this Agreement shall terminate immediately upon notice of termination by COH to Zeta, without the opportunity for cure

Milestone Event	Deadline
(i) First Qualified Financing	180 days after the Effective Date
(ii) Second Qualified Financing	December 15, 2015
(iii) [***]	[***]
(iv) [***]	[***]

Milestones 2.3(iii) and (iv), above, may be extended by Zeta on notice to COH if [***].

2.4	U.S. Manufacture. Zeta shall assure that all Licensed Products are, to the extent required by applicable law (including, without limitation, 35 U.S.C. Section 200 et seq. and 37 C.F.R. Section 401 et seq.), substantially manufactured in the United States.

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3.	COMPENSATION TO COH

3.1	Consideration for the Initiation of the License. As partial consideration for the issuance of the rights granted to Zeta herein, within [***] after the Effective Date, Zeta shall: (i) pay to COH $[***], and (ii) issue to COH or its qualified designee(s) the amount of fully paid up and non-assessable Zeta Series B membership units issued to non-cash contributing members that is equivalent to [***] percent of the total outstanding membership units calculated on a fully diluted basis (“COH’s Ownership Percentage Interest”). Zeta and COH or its designee(s) with respect to such shares shall enter into an agreement in form and substance reasonably acceptable to COH that shall generally provide, inter alia: (i) COH’s Ownership Percentage Interest will not be less than [***] percent of the total outstanding members units calculated on a fully diluted basis to the extent that Zeta issues additional membership units (“Anti-Dilution Right”) until such date when Zeta has obtained an aggregate minimum of $[***] through a Zeta Equity Financing (at which time the Anti-Dilution Right shall terminate in its entirely) and (ii) COH shall be entitled to attend the meetings of the Zeta board of directors which advises the manager of Zeta and to timely receipt of all materials distributed to the members of the Zeta board of directors. The foregoing consideration is non-refundable and is not creditable against any other amount payable by Zeta to COH under this Agreement.

3.2	License Maintenance Fee. On or before February 1 of each License Year, commencing with the 2010 License Year, Zeta shall pay to COH a license maintenance fee of $25,000. The license maintenance fee paid with respect to a given License Year shall be non-refundable but shall be creditable against royalties actually due to COH with respect to sales of Licensed Products during such License Year. No payment shall be carried forward or credited against royalties payable for any other License Year or credited against any other amounts due to COH hereunder.

3.3	Royalties. Zeta shall pay to COH a royalty equal to [***] percent of Net Sales [***]. No multiple royalties shall be payable to COH because a Licensed Product is covered by more than one claim in any patent application or patent included in the Patent Rights.

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3.4	Royalty Stacking. In the event that Zeta or a sublicense of Zeta is required, by contract, judgment or otherwise, to pay to a Third Party royalties or other consideration in return for the right to manufacture, use, offer for sale, sell, import or export a Licensed Product, Zeta shall be entitled to off-set against [***] of the amount due to COH pursuant to Section 3.3, above, in a given calendar quarter and with respect to sales in a given country [***] of the amount due to such Third Party that is in excess of [***] percent of Net Sales with respect to such Licensed Product in such calendar quarter; provided, however, that the royalty rate payable to COH pursuant to Section 3.3, above, shall in no event be less than [***] percent of Net Sales.

By way of example, assume that Zeta’s Net Sales of Licensed Product X in a given calendar quarter in country Y are $[***]. Further assume that Zeta owes to a Third Party a royalty of [***] percent with respect to such sales. In such instance, Zeta would be entitled to [***] and Zeta would owe to COH $[***], i.e. [***] percent of $[***] (assuming that the royalty rate then in effect was [***] percent). By way of further example, assume that Zeta’s Net Sales of Licensed Product A in a given calendar quarter in country B are $[***]. Further assume that Zeta owes to Third Parties total royalties of [***] percent with respect to such sales. Zeta would be entitled to offset against $[***] (i.e. [***] of the $[***] otherwise due pursuant to Section 3.3, assuming that the royalty rate then in effect was [***] percent) [***] of the amount due to such Third Parties that is in excess of [***] percent of Net Sales, or $[***]. In such instance, Zeta’s total obligation to COH under Section 3.3 would be $[***].

3.5

Sublicense Revenues. Until such time as Zeta, directly or through one or more sub-licensees, has expended an aggregate of at least $[***] in direct and indirect costs related to the development and commercialization of Licensed Products, Zeta shall pay to COH [***] percent of all Sublicense Revenues.

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Thereafter, Zeta shall pay to COH [***] percent of all Sublicense Revenues. Payments shall be due to COH within [***] after the date Sublicense Revenues were received or credited to the benefit of Zeta, whichever occurs first. With respect to Sublicense Revenues received in a form other than cash or cash equivalents, COH may, at its option, elect to take payment either [***] or based on the [***] of the consideration received by Zeta at the time of receipt.

3.6	Manner and Timing of Payments.

(a)	Until such time as cumulative Net Sales in any calendar quarter reaches $[***], royalty payments shall be due and payable on or before March 1 of each License Year with respect to Net Sales occurring during the preceding License Year. Once cumulative Net Sales in a calendar quarter first reach $[***], then – commencing with Net Sales occurring in the subsequent calendar quarter and in all calendar quarters thereafter – royalties shall be due and payable within [***] after the last day of each calendar quarter with respect to Net Sales occurring during the preceding calendar quarter. All payments made by Zeta shall be sent to COH together with a written statement setting forth the following information: [***].

(b)	All royalties, fees or other payments due COH pursuant to this Agreement shall be calculated and paid in United States dollars. If the amount of any royalty, fee or payment is calculated, in whole or in part, based on amounts stated in a currency other than United States dollars, prior to making the royalty calculation the foreign currency shall be converted into United States dollars using the closing buying rate for dollars published by The Wall Street Journal on the last business day of the calendar quarter during which the royalty, fee or other payment accrued.

(c)	If any payment due under this Agreement is not paid when due, it shall bear interest from the due date until paid at the lesser of [***] percent per annum or the maximum rate allowable by law.

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3.7	Books and Records. Zeta and each of its sub-licensees shall establish and maintain in the United States true and complete books of account, records, royalty statements, invoices, and other data containing all particulars reasonably necessary for an independent determination of the royalties, fees and other amounts payable by Zeta to COH under this Agreement (“Records”) and the amounts expended by or on behalf of Zeta in the development and commercialization of Licensed Products. The Records for each License Year shall be maintained for a period of [***] after the end of that License Year or [***] after the information contained in those Records first was provided to COH, whichever is later.

3.8	Audit. COH shall have the right to appoint an independent certified public accountant reasonably acceptable to Zeta, to audit, inspect, copy, and make extracts from all Records to the extent necessary to verify the accuracy of any payments made and statements furnished to COH. COH may exercise this right during normal business hours on [***]. In the event any such audit discloses an underpayment to COH, Zeta shall pay to COH the amount of any underpayment together with interest as set forth at Section 3.6(c), above, within [***] of Zeta’s receipt of a notice describing the auditors findings. In the event any examination by COH discloses an overpayment to COH, the amount of such overpayment, together with interest due thereon at the rate set forth in Section 3.6(c), above, shall be creditable by Zeta against amounts subsequently due to COH hereunder. If no further amounts are potentially due to COH hereunder as a result of the termination or expiration of the term of this Agreement, COH shall pay to Zeta the amount of the overpayment together with accrued interest within [***] of COH’s receipt of a written notice describing the findings.

The foregoing audit shall be [***]; provided, however, that in the event the audit reveals that the amount of underpayment by Zeta for any calendar quarter or other applicable payment period exceeds [***] percent of the amount actually due to COH with respect to such calendar quarter or other applicable payment period [***].

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4.	TERM AND TERMINATION

4.1	Term. Unless otherwise terminated pursuant to Section 4.2, the term of this Agreement shall commence on the Effective Date. Zeta’s obligation to pay royalties shall expire, on a country-by-country basis, upon the expiration date of the last to expire of the Patent Rights in such country. The term of this Agreement shall expire upon the expiration of the last to expire of the Patent Rights anywhere in the world.

4.2	Termination. This Agreement may be terminated prior to the expiration of its term upon the happening of any of the following events:

(a)	By either Party if the other Party (the “Breaching Party”) shall materially breach this Agreement or otherwise fail to perform any material term, condition or obligation under this Agreement and that failure is not cured within 30 days after written notice of such breach or failure to perform is received by the Breaching Party;

(b)	By COH immediately upon written notice to Zeta, if Zeta seeks to dissolve, liquidate all of its assets, or windup its business; or if Zeta ceases to do business in its entirety in the normal course, or if Zeta shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

(c)

By COH immediately upon written notice to Zeta if an involuntary case or other proceeding shall be commenced against Zeta seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar

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official of it or any substantial part of its property, and such involuntary case remains unstayed and in effect for more than the greater of: (i) 90 days and (ii) such reasonable time period necessary for Zeta to dismiss such involuntary case to the extent such involuntary case remains unstayed and in effect for more than such 90-day period solely due to the dilatory actions by a Third Party to prevent Zeta from properly dismissing the same; or

(d)	By COH as provided in Section 2.3, above.

4.3	Duties Upon Termination. Upon termination of this Agreement, Zeta shall immediately cease to import, make, offer to sell, sell or use Licensed Products. Within [***] after termination Zeta shall pay to COH all royalties, license maintenance fees, or other payment amounts due under this Agreement that accrued prior to termination.

4.4	Survival. Sections 3.7, 3.8, 4.3, 4.4, 6.4, 7.3_8.1 and 8.2 and Articles 9, 10, 11, 13, 16, 18, 19 and 21 of this Agreement shall survive the termination or expiration of the term of this Agreement [***].

5.	REPRESENTATIONS AND WARRANTIES

5.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a)	it is a duly organized, validly existing and in good standing under the laws of its state of organization;

(b)	it has the right and authority to execute and deliver this Agreement and to perform its obligations (including, in the case of COH, the grant of the licenses) as contemplated hereunder;

(c)	this Agreement is a legal, valid and binding agreement of such Party and enforceable against it;

(d)	the execution and delivery of this Agreement will not breach any governing instrument or agreement of such Party or, to such Party’s knowledge, any statute, regulation or any other restriction upon such Party; and,

(e)	it has secured all requisite authorizations and approvals necessary to the execution, delivery and performance of this Agreement.

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5.2 COH Representations and Warranties. COH represents and warrants to Zeta that, as of the Effective Date:

(a)	[***];

(b)	COH has not previously granted any rights in the Patent Rights that are inconsistent with the rights and licenses granted to Zeta herein;

(c)	[***], there is not pending [***], any [***] litigation to which COH is a party contesting the ownership, derivation, inventorship, validity or right to use in either of the Fields any of the Patent Rights;

(d)	[***], COH has not received any written notice of infringement with respect to the exercise of the Patent Rights in either of the Fields; and

(e)	[***].

6.	LIMITATIONS ON WARRANTIES AND REMEDIES

6.1	EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5, ABOVE, COH MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO: (i) ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR (ii) ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE VALIDITY OR SCOPE, OR OWNERSHIP OF THE PATENT RIGHTS.

6.2	COH MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE LICENSED PRODUCTS OR THE INFRINGEMENT BY THE SAME OF ANY PROPRIETARY RIGHT, OR ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE

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ABSENCE OF ANY DEFECT IN THE LICENSED PRODUCTS OR PATENT RIGHTS. ZETA IS AWARE THAT IN ORDER TO PRACTICE ANY OR ALL OF THE PATENT RIGHTS, IT MAY BE NECESSARY TO OBTAIN ADDITIONAL LICENSES TO OTHER PATENTS OR INTELLECTUAL PROPERTY.

6.3	ZETA HAS HAD THE OPPORTUNITY TO REVIEW OR HAS REVIEWED THE PATENT RIGHTS TO VERIFY THE SUITABILITY OF THE PATENT RIGHTS FOR ZETA’S INTENDED PURPOSE AND IS NOT RELYING ON ANY STATEMENTS OF COH WITH RESPECT TO SUCH VERIFICATION.

6.4	IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS OR OPPORTUNITIES, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [***], IN NO EVENT SHALL COH’S LIABILITY TO ZETA UNDER OR RELATING TO THIS AGREEMENT (WHETHER IN TORT, CONTRACT, QUANTUM MERUIT, OR OTHERWISE) EXCEED [***]. IN NO EVENT SHALL COH BE LIABLE TO ZETA FOR ANY DAMAGES ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THE MANUFACTURE, SALE, USE OR OFFER FOR SALE OF LICENSED PRODUCTS OR EXPLOITATION OF THE PATENT RIGHTS.

7.	PATENT RIGHTS, LICENSED PRODUCTS; INFRINGEMENT ACTIONS; TRADE DRESS

7.1	Patent Rights

7.1.1	COH shall have the sole and absolute discretion to control the preparation, filing, prosecution and maintenance and assertion and defense of the Patent Rights, using

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patent counsel selected by COH and approved by Zeta, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, COH (directly or through its patent counsel) shall maintain patents and prosecute patent applications and use reasonable efforts to (i) consult in a timely manner with Zeta as to the preparation, filing, prosecution, maintenance, assertion and defense of the Patent Rights within Field 1 and Field 2, and (ii) promptly furnish to Zeta copies of all correspondence between COH and the U.S. Patent and Trademark Office or its foreign counterparts related to the Patent Rights.

7.1.2	The Parties acknowledge that as of the Effective Date, COH has incurred a total of $[***] in Patent Expenses. This total amount shall be due and payable by Zeta to COH as follows: On or before [***], Zeta shall pay to COH $[***]. On or before [***], Zeta shall pay to COH an additional $[***]. On or before the [***], Zeta shall pay to COH an additional $[***]. On or before [***], Zeta shall pay to COH the balance of the Patent Expenses incurred by COH prior to the Effective Date.

7.1.3	In addition to the amounts due pursuant to Section 7.1.2, above, following the Effective Date Zeta shall reimburse COH for [***] incurred by COH. Each such payment shall be due within [***] after receipt by Zeta of an invoice from COH’s [***]; provided, however, that the Parties shall in good faith cooperate in the event that Zeta notifies COH within such [***] period that it, in good faith, disputes the amounts claimed pursuant to any such invoice.

7.2	Licensed Products. The Licensed Products and the entire right, title and interest in and to all discoveries, improvements, processes, formulas, data, inventions, enhancements, know-how and trade secrets, patentable or otherwise, that arise from activities under this Agreement or that are necessary or useful in connection with obtaining regulatory approval, manufacture, marketing, promotion, sale, import or export of Licensed Products, and that were or are developed or invented by Zeta (“Zeta Inventions”) shall be owned solely by Zeta (except for any Patent Rights), and COH shall not acquire any right, title, and interest in or to any Licensed Products and Zeta Inventions.

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7.3	Each Party shall promptly disclose to the other any infringement of the Patent Rights in Field 1 or Field 2 of which it becomes aware. COH, in consultation with Zeta, shall have the sole right to assert the Patent Rights to abate any such infringement and, further, shall have the sole right to defend the Patent Rights against allegations of invalidity or other Third Party claims.

7.4	In the event that [***] and, as a result [***] an unlicensed competitor of Zeta’s captures [***] percent or more of a market previously established by Zeta for a Licensed Product in a given country, Zeta shall be entitled to a [***] percent reduction in the amount of royalties that would otherwise be payable to COH with respect to such Licensed Product [***] from such [***] percent or great market share.

7.5	Communications between Zeta and COH with respect to the abatement of Third Party infringement of the Patent Rights or the defense of the Patent Rights against a Third Party challenge shall be deemed confidential as between the Parties as shall, to the extent lawful, made in furtherance of joint prosecution or defense or among parties having common legal interests.

7.6	Zeta shall have the right to determine appropriate trademark, trade dress, and other related intellectual property usage in connection with marketing Licensed Products under this Agreement. Zeta shall have the exclusive right to use trademarks use any trademarks in connection with marketing Licensed Products under this Agreement.

8.	INDEMNIFICATION.

8.1 Zeta shall at all times during the term of this Agreement and thereafter, indemnify, defend, and hold COH and its trustees, directors, officers, employees and agents (“Indemnitees”), harmless from and against all claims, suits, liabilities, losses, damages, proceedings, demands, expenses (including reasonable legal expenses and reasonable attorneys’ fees) and costs (“Claims”), related in any way to [***]. Zeta

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shall not be obligated, however, to indemnify Indemnitees for that portion of any Claim determined to arise directly from the gross negligence or a willful act or omission by an Indemnitee, or a material uncured breach by COH of any of its covenants, representations or warranties set forth in Section 5, above.

8.2 The indemnification obligation set forth in Section 8.1, above, is subject to the following: [***].

9.	INSURANCE

Zeta shall obtain and maintain, during the term of this Agreement (and covering claims made for a period of three years thereafter), Comprehensive General Liability Insurance, including Products Liability Insurance, with a reputable, secure insurance carrier(s), or via a program of self-insurance, to cover acts or omissions concerning the production, manufacture, sale, use, importation, consumption, promotion, distribution, advertisement or other application of Licensed Products or services by Zeta and to cover Zeta’s indemnification obligations set forth in Section 8, above. The amount of such insurance shall be at least [***].

10.	NOTICE

Any notice or other communication required or permitted shall be in writing and shall be deemed to have been received on the delivery date if personally delivered, sent by overnight courier, or sent by facsimile (with written confirmation of transmission forwarded the same day by mail); or, if mailed, seventy-two hours after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the Party to whom it is directed at the address set forth below:

If to COH:

City of Hope

1500 East Duarte Road

Duarte, CA 91010-3000

Attention: Sr. Vice President for Technology Development

Facsimile: (626) 256-8730

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With a copy to:

City of Hope

Office of General Counsel

1500 East Duarte Road

Duarte, CA 91010-3000

Facsimile: (626) 301-8863

If to Zeta:

ZetaRx LLC

c/o Benmore Capital

9701 Wilshire Boulevard, Suite 1000

Beverly Hills, CA 90212

Facsimile: (310) 476-5396

Either Party may change the address to which notices are to be addressed by giving the other Party written notice in the manner described in this Section 10.

11.	GOVERNING LAW AND DISPUTE RESOLUTION

(a) The validity, construction, and interpretation of this Agreement shall be governed in all respects by, and the Agreement shall be construed in accordance with, the laws of the State of California, exclusive of choice of law principles. Each Party consents to service of process in any action or proceeding by mailing a copy of such process by United States mail, registered or certified, postage prepaid, return receipt to the addresses listed in Section 10. Except as expressly provided in subsection (b), below, all disputes, claims or proceedings between the Parties arising under this Agreement shall be brought to trial or other adjudication in the state or federal courts sitting in Los Angeles County, California. Subject to any right of appeal, both Parties agree that any judgment rendered shall be conclusive, binding, and enforceable by any court of competent jurisdiction. In the event of litigation or other proceedings arising out of or relating to this Agreement (including proceedings in bankruptcy), the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and expenses of litigation.

(b) All disputes arising between the Parties with respect to the relative contribution of Licensed Product and Other Actives to a Combination Product as contemplated by

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Section 1.10, above, shall be resolved by binding arbitration in Los Angeles County, California, before a single independent arbitrator acting pursuant to the Commercial Rules of the American Arbitration Association (“AAA”). If the Parties are unable to agree as to the identity of such arbitrator, at the request of either Party such arbitrator shall be appointed by the President of the AAA.

12.	FORCE MAJEURE

Except for the obligation to pay royalties and other sums under this Agreement when due, neither Zeta nor COH shall be liable for non-performance caused by any circumstance beyond its reasonable control, including, without limitation, the following: war, floods, earthquakes, other acts of God, industrial disputes, civil disobedience, acts of terrorism, strikes, fire, mobilization, changes in governmental regulation or interpretation, requisition, embargo, restriction and shortage of transport facilities, fuel, energy or supplies. A Party claiming the benefit of such an excuse agrees to notify the other Party promptly in writing of any such delay or failure in performance, and to resume performance as soon as is reasonably practicable. Notwithstanding the foregoing, no obligation of a Party may be delayed by more than three months in a single instance or six months in the aggregate by virtue of force majeure.

13.	PUBLICATION

Except to the extent required by law, neither Party may make a public announcement with respect to the existence or terms of this Agreement without the approval of the other Party, which approval shall not be unreasonably withheld or delayed. The substance of any such public announcement, once made, may be republished by either Party without the further approval of the other Party. Except with respect to such an approved public announcement or as otherwise required by law, neither Party shall use the name of the other Party or of any staff member or employee of the other Party in any announcement publication, or presentation which relates to the subject matter of this Agreement without the prior written consent of the other Party. Except as expressly provided in this Article 13 or in Article 16, below, each Party shall keep the existence and terms and conditions of this Agreement confidential.

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14.	RELATIONSHIP OF THE PARTIES

The relationship between the Parties under this Agreement is that of licensee and licensor. Neither Party shall have any right or authority whatsoever to assume or to create any obligation or responsibility of the other Party or to bind the other Party in any manner.

15.	SEVERABLE PROVISIONS

The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

16.	CONFIDENTIAL INFORMATION

Each Party shall hold in confidence any Confidential Information disclosed by the other Party hereunder, and agrees not to disclose any Confidential Information to any third party without the express written consent of the other Party; provided, however, that either Party may disclose such information: (a) in confidence, to its employees, consultants, attorneys, auditors and professional advisors with a need to know and who agree to appropriate restrictions on use or disclosure other than to further the purposes of this Agreement, and (b) to a court or tribunal as necessary or useful to enforce this Agreement. Each Party shall use the same degree of care in protecting Confidential Information of the other Party as it uses for its own information of like importance, but not less than a reasonable degree of care. Each Party will use Confidential Information only for purposes of furthering the purposes of this Agreement. With respect to any Confidential Information that is revealed by a Party to the other Party, this confidentiality obligation will remain in force for a period of [***] following the expiration or termination of this Agreement. Notwithstanding any other provision of this Agreement, a Party may disclose Confidential Information which is required to be disclosed by law, rule or regulation (including applicable regulations of any securities exchange), or any, administrative or legal process; provided, however, that the Party proposing to make such disclosure shall give prompt prior written notice to the other Party and agrees to consult with the other Party in good faith regarding the scope of such disclosure. Furthermore, in

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the case of any administrative or legal process, the Party proposing to make such disclosure shall provide reasonable cooperation to the other Party, at the other Party’s expense, in the latter Party’s efforts to challenge the basis for such compelled disclosure or limit the scope of disclosure of such information, as the disclosing Party may deem appropriate.

17.	ASSIGNMENT

Zeta shall not assign or transfer this Agreement, nor any of its rights or obligations hereunder, in any manner (including by operation of law) without the prior written consent of COH, which consent COH may withhold in its sole discretion [***]. Any purported assignment inconsistent with this Section 17 shall be void.

18.	HEADINGS

Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit, or describe the scope of this Agreement or the intent of any provision.

19.	NO CONSTRUCTION AGAINST DRAFTER

No provision of the Agreement, or any document delivered pursuant to the Agreement, shall be construed against any party, merely because that party drafted that provision or document.

20.	PATENT MARKING

Zeta and its sub-licensees shall mark all Licensed Products in accordance with all applicable patent marking laws. Without limiting the foregoing, Zeta shall require that the packaging of each Licensed Product clearly discloses that such Licensed Product is subject to pending and/or issued patents, as applicable.

21.	ENTIRE AGREEMENT

This Agreement embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral and written agreements, understandings or arrangements relating to the subject matter of this Agreement. Neither Party shall be entitled to rely on any agreement, understanding or arrangement that is not expressly set forth in this Agreement. This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorized representatives of the Parties.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

ZETARX LLC		CITY OF HOPE

By:	/s/ Jack Kavanaugh	By:	/s/ Larry A. Couture
Its:	Manager		Larry A. Couture PhD
Its: Sr. VP, Applied Technology Development

		By:	/s/ Michael A. Friedman
Michael A. Friedman M.D.
Its: President and Chief Executive Officer

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EXHIBIT A

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EXHIBIT B

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